Exhibit 99.4

Description of Capital Stock

The following summarizes the material terms of Total System Services, Inc.’s (“we,” “our” or “us”) capital stock as set forth in our articles of incorporation, our bylaws and certain provisions of Georgia law which govern the rights of our capital stock. The following description of our capital stock supersedes the description contained in any prior filings. However, this description is not complete and is subject to the terms included in our articles of incorporation, our bylaws and Georgia law. Reference is made to those documents, copies of which have been filed with the SEC, and to Georgia law for a detailed description of the provisions summarized below.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.l0 per share (the “common stock”) and 100,000,000 shares of preferred stock, par value $0.10 per share (the “preferred stock”).

Common Stock

Subject to all of the rights of any outstanding shares of preferred stock as expressly provided herein, in our articles of incorporation, by law or by our board of directors, the common stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein or our articles of incorporation, including, but not limited to, the following rights and privileges:

•	dividends may be declared and paid or set apart for payment upon the common stock out of any of our assets or funds legally available for the payment of dividends;

•	the holders of common stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

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upon our voluntary or involuntary liquidation, dissolution or winding-up, our net assets available for distribution shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.

Preferred Stock

Our board of directors is authorized, without further shareholder approval, to issue shares of preferred stock with such preferences, limitations, and rights as shall be set forth in the resolutions providing therefor. As of May 8, 2013, we had no shares of preferred stock outstanding.

Anti-Takeover Effects of Georgia Law, Our Articles of Incorporation and Bylaws

The following discussion concerns certain provisions of Georgia law, our articles of incorporation and our bylaws that could be viewed as having the effect of preventing, delaying or discouraging an attempt to obtain control of us.

Georgia Law

Business Combination Statute

We have elected in our bylaws to be covered by a provision of Georgia law that restricts business combinations with interested shareholders, referred to herein as the “Business Combinations Statute.” Under Georgia law, once adopted, this provision may be repealed only by the affirmative vote of at least two-thirds of the “continuing directors” and a majority of the votes entitled to be cast by the voting shares, other than the shares beneficially owned by an “interested shareholder”, in addition to any other vote required by the corporation’s articles of incorporation or bylaws.

An “interested shareholder” is defined as any person, other than the corporation and its subsidiaries, that is the beneficial owner of 10% or more of the voting power of the corporation’s voting stock, or a person that is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock. “Continuing director” means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date of such interested shareholder, and any successor to such continuing director who is not an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors.

The Business Combinations Statute generally prohibits us from entering into certain business combination transactions with any interested shareholder for a five-year period following the time that the shareholder became an interested shareholder. An interested shareholder may engage in a business combination transaction with us within the five-year period only if:

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our board of directors approved the transaction before the shareholder became an interested shareholder or approved the transaction which resulted in the shareholder becoming an interested shareholder;

•	the interested shareholder acquired at least 90% of the voting stock outstanding (excluding Insider Shares) in the transaction in which it became an interested shareholder; or

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after becoming an interested shareholder, the interested shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the voting stock, excluding Insider Shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote, excluding from the vote the voting stock beneficially owned by the interested shareholder or Insider Shares.

“Insider Shares” refer to shares owned by:

•	persons who are directors or officers of us, our affiliates or our associates;

•	the corporation’s subsidiaries; and

•	our employee stock plans, under which participants do not have the right to determine confidentially the extent to which shares held under such plans will be tendered in a tender or exchange offer.

Our Articles and Bylaws

Shareholder Nominations and Proposals; Calling Special Meetings

Our bylaws provide that any shareholder may present a nomination for a directorship or a proposal for consideration at an annual meeting of shareholders only if advance notice of the nomination or proposal has been delivered to us not less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which the notice was mailed or the disclosure was made, whichever first occurs.

Our bylaws provide that a special meeting may be called at any time upon the action of a majority of the total number of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any shareholder to a vote of the shareholders.

Removal of Directors

Our articles of incorporation and bylaws provide that that any director or the entire board of directors may be removed from office only for cause by the affirmative vote of the holders of 66 2/3% of the total issued and outstanding shares of our common stock, except that if a director is elected by a different voting group of shareholders (i) only the shareholders of such voting group may participate in the vote to remove such director and (ii) the requisite vote shall be as set forth in the articles of amendment setting forth the preferences, limitations and relative rights of the relevant class or series of preferred stock.

Restrictions on Amendments to Our Articles of Incorporation

Georgia law requires a majority vote of the shares entitled to vote on the articles of incorporation of a corporation to amend the articles.

Restrictions on Amendments to Our Bylaws

Our bylaws may be altered, amended or added to by a majority of the total number of votes of each voting group entitled to vote thereon at a meeting of shareholders where such business is properly brought before the meeting in accordance with the bylaws or, subject to such limitations as the shareholders may from time to time prescribe, by a majority vote of all the directors then holding office at any meeting of our board of directors.

Social Responsibility Provision

In addition to the interests of us and our shareholders, our articles of incorporation permit the board of directors, when considering an acquisition proposal or any other business matter, to consider the interests of employees, customers, suppliers, creditors, the communities and all other factors such directors consider pertinent.

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